Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

References in this section to “Banzai” refer to Legacy Banzai prior to the Closing. Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.1 is attached.

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of 7GC and Banzai adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of 7GC was derived from the unaudited financial statements of 7GC as of September 30, 2023 and for the nine months ended September 30, 2023 and the audited financial statements of 7GC as of December 31, 2022, included elsewhere in the Proxy Statement/Prospectus. The historical financial information of Banzai was derived from the unaudited financial statements of Banzai as of September 30, 2023 and for the nine months ended September 30, 2023 and the audited financial statements of Banzai as of December 31, 2022, included elsewhere in the Proxy Statement/Prospectus. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of 7GC and Banzai, respectively, and should be read in conjunction with the audited historical financial statements and related notes, each of which is included elsewhere in the Proxy Statement/Prospectus and are incorporated in this Current Report on Form 8-K by reference. This information should be read together with 7GC’s and Banzai’s financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC by 7GC on November 21, 2023 and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Current Report on Form 8-K.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, 7GC was treated as the “acquired” company for financial reporting purposes. Banzai has been determined to be the accounting acquirer because Banzai equityholders, as a group, retained a majority of the voting power of New Banzai as of the closing of the Business Combination (and, after redemptions requested by 7GC’s public stockholders, retained a majority of the outstanding shares of New Banzai), Banzai has designated more than half of the members of the board of directors as of the closing of the Business Combination and Banzai’s equityholders prior to the closing of the Business Combination have the ability to control decisions regarding election and removal of directors from the New Banzai Board, Banzai’s management will continue to manage New Banzai and Banzai’s business will comprise the ongoing operations of New Banzai.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination and related transactions occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2022. 7GC and Banzai have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Business Combination

On December 8, 2022, 7GC entered into the Original Merger Agreement, by and among 7GC, Banzai, First Merger Sub, and Second Merger Sub, as amended by the Amendment on August 4, 2023. Pursuant to the terms of the Merger Agreement, the parties thereto entered into the Business Combination and the Transactions, pursuant to which, among other things, (i) First Merger Sub merged with and into Banzai, with Banzai surviving the First Merger as an indirect wholly owned subsidiary of 7GC, and (ii) immediately following the First Merger, the Surviving Corporation merged with and into Second Merger Sub, with the Second Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of 7GC. Following the Mergers, the Second Merger Sub became a direct wholly owned subsidiary of 7GC. The 7GC Units, 7GC Class A Common Stock, and the 7GC Public Warrants prior to the Closing were listed on Nasdaq, under the symbols “VIIAU,” “VII,” and “VIIAW,” respectively. 7GC Class A Common Stock and the 7GC Public Warrants were listed on Nasdaq under the symbols “BNZI” and “BNZIW”, respectively, upon the Closing. At the Closing, each unit separated into its components consisting of one share of 7GC Class A Common Stock and one-half of one 7GC Public Warrant and, as a result, no longer trades as a separate security. At the Closing, 7GC changed its name to Banzai International, Inc.

The aggregate consideration payable to securityholders of Banzai at the Closing consisted of a number of New Banzai Class A Shares or New Banzai Class B Shares, and cash in lieu of any fractional New Banzai Class A Shares or New Banzai Class B Shares that would otherwise have been payable to any Banzai securityholders, equal to $100,000,000.

On the terms and subject to the conditions set forth in the Merger Agreement, at the Second Effective Time, each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time was cancelled and no consideration was delivered therefore.

Treatment of Outstanding Equity Awards

In addition, as of the First Effective Time: (i) each Banzai Option, whether vested or unvested, that was outstanding immediately prior to the First Effective Time and held by a Pre-Closing Holder Service Provider, was assumed and converted into a 7GC Option with respect to a number of New Banzai Class A shares calculated in the manner set forth in the Merger Agreement; and (ii) the vested portion of each Banzai Option that was outstanding at such time and held by a Pre-Closing Holder Non-Service Provider was assumed and converted into a 7GC Option with respect to a number of New Banzai Class A Shares calculated in the manner set forth in the Merger Agreement.

Treatment of SAFE Rights

As of the First Effective Time, each SAFE Right that was outstanding immediately prior to the First Effective Time was cancelled and converted into and became the right to receive a number of New Banzai Class A Shares equal to the SAFE Purchase Amount in respect of such SAFE Right divided by the SAFE Conversion Price in respect of such SAFE Right multiplied by (ii) the Exchange Ratio.

Treatment of Convertible Notes

As of the First Effective Time, each Subordinated Convertible Note that was outstanding immediately prior to the First Effective Time was cancelled and converted into the right to receive a number of New Banzai Class A Shares equal to (i) all of the outstanding principal and interest in respect of such Subordinated Convertible Note divided by the Subordinated Convertible Note Conversion Price in respect of such Subordinated Convertible Note, multiplied by (ii) the Exchange Ratio. In connection with the Forbearance Agreement and amended and restated Senior Convertible Notes, each Senior Convertible Note remained outstanding following the Closing (to be convertible at CP BF’s option into New Banzai Class A Shares after the Business Combination).

On December 14, 2023, Banzai entered into that certain First Amendment to Forbearance Agreement with the guarantors defined therein and CP BF, pursuant to which (i) CP BF agreed not to exercise any right or remedy under the Loan Agreement with CP BF entered into on February 19, 2021 (the “CP BF Loan Agreement”), including its right to accelerate the aggregate amount outstanding under the CP BF Loan Agreement, until the date that is the earlier of the date that all Promissory Notes to be issued under the SEPA have been repaid (and/or converted) in full, or (b) six months after the Closing of the Business Combination.

Alco Promissory Notes and Amendment

In October 2023, Banzai drew down the remaining $0.5 million on that certain Subordinated Promissory Note issued by Banzai to Alco Investment Company (“Alco”) on September 13, 2023 (the “Alco September 2023 Promissory Note”). In November 2023, Banzai issued that certain Subordinated Promissory Note to Alco (the “Alco November 2023 Promissory Note”), for a principal balance of $0.75 million to Alco, a related party lender. The Alco November 2023 Promissory Note bears interest at 8% per year, payable on maturity, and matures on September 30, 2024. Pursuant to the Alco September 2023 Promissory Note and the Alco November 2023 Promissory Note, Alco, 7GC, and the Sponsor, simultaneously entered into share transfer agreements, dated October 3, 2023 and November 16, 2023, whereby the parties agreed, concurrently with and contingent upon the Closing, that the Sponsor would forfeit 150,000 and 75,000 shares, respectively, of 7GC Class B Common Stock and 7GC would issue to Alco 150,000 and 75,000 New Banzai Class A Shares. On December 13, 2023, Banzai, Alco, and CP BF Lending, LLC agreed to amend the Alco September 2023 Promissory Note in the aggregate principal amount of $1.5 million to extend the maturity date from January 10, 2024, to September 30, 2024 (the “Alco Note Amendment”).

On December 13, 2023, in connection with the Business Combination, Banzai entered into an agreement with Alco to issue a subordinated promissory note (the “New Alco Note” and, together with the Alco September 2023 Promissory Note and the Alco November 2023 Promissory Note, the “Alco Notes”) to Alco in the aggregate principal amount of $2.0 million. The New Alco Note will bear interest at a rate of 8% per annum and will be due and payable on December 31, 2024. In connection with such New Alco Note, each of 7GC and the Sponsor also entered into the December Share Transfer Agreement, pursuant to which for each $10.00 in principal borrowed under the New Alco Note, the Sponsor agreed to forfeit three shares of 7GC Class B Common Stock held by the Sponsor in exchange for the right and Alco to receive three shares of Class A Common Stock, in each case, at (and contingent upon) the Closing, with such forfeited and issued shares capped at an amount equal to 600,000. Alco also agreed to a 180-day lock-up period with respect to such shares in the Share Transfer Agreements, subject to customary exceptions. The $2 million under the New Alco Note was funded on December 14, 2023. Immediately prior to, and substantially concurrently with, the Closing, (i) the Sponsor surrendered and forfeited to 7GC for no consideration an aggregate of 825,000 shares of 7GC Class B Common Stock and (ii) the Company issued to Alco 825,000 New Banzai Class A Shares, pursuant to the Share Transfer Agreements.

With respect to the New Alco Note, specifically the share forfeiture and issuance of shares under the December Share Transfer Agreement, the Alco September 2023 Promissory Note and Alco November 2023 Promissory Note, specifically the associated share transfer agreements, and the Alco Note Amendment, the evaluation regarding the appropriate accounting for these transactions has not yet finalized as of the date of this 8-K. As such, no pro forma adjustment has been reflected with respect to the share forfeiture and issuance related to the New Alco Note, with the exception of the recognition of these shares within the pro forma capitalization table, nor with respect to the share transfer agreements related to the Alco September 2023 Promissory Note and Alco November 2023 Promissory Note, nor with respect to the Alco Note Amendment. The significant determinations outstanding with respect to the accounting relate to the determination of the fair value of the forfeited shares of 7GC Class B Common Stock and issued New Banzai Class A Shares and the determination of the accounting treatment of the Alco Note Amendment.

Drawdown on 7GC Sponsor Promissory Note

On October 3, 2023, 7GC issued an unsecured promissory note (the “2023 Promissory Note”) to the Sponsor, which provides for borrowings from time to time of up to an aggregate of $500,000 for working capital purposes. The 2023 Promissory Note does not bear interest and was repayable in full upon the earlier of the consummation of a business combination or the date the Company liquidates the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) upon the failure of the Company to consummate a business combination within the requisite time period. On October 6, 2023, 7GC made a drawdown of $250,000 against the 2023 Promissory Note, which brought total borrowings under the 7GC Promissory Notes (as defined below) to $2,550,000 as 7GC had $2,300,000 outstanding at September 30, 2023.

On December 12, 2023, in connection with the Business Combination, the Sponsor came to a non-binding agreement with 7GC to amend the optional conversion provision of that certain (i) unsecured promissory note, dated as of December 21, 2022 (the “2022 Promissory Note”), issued by 7GC to the Sponsor, pursuant to which 7GC may borrow up to $2,300,000 from the Sponsor, and (ii) the 2023 Promissory Note (together, the “7GC Promissory Notes”), to provide that 7GC has the right to elect to convert up to the full amount of the principal balance of the 7GC Promissory Notes, in whole or in part, 30 days after the Closing at a conversion price equal to the average daily VWAP of the Class A Common Stock for the 30 trading days following the Closing.

With respect to the 7GC Sponsor Promissory Note, and specifically the amendment to the optional conversion provision to the 2022 Promissory Notes, the evaluation regarding the appropriate accounting for this transaction has not yet finalized as of the date of this 8-K. As such, no pro forma adjustment has been reflected with respect to the accounting for the amendment to this debt agreement. The significant determinations outstanding with respect to the accounting relate to the determination as to whether this amendment represents a modification or extinguishment of the underlying 7GC Promissory Notes.

SEPA

On December 14, 2023, the Company entered into the SEPA with Banzai and Yorkville. Pursuant to such SEPA, subject to certain conditions, including the consummation of the Business Combination, the Company shall have the option, but not the obligation, to sell to Yorkville, and Yorkville shall subscribe for, an aggregate amount of up to up to $100,000,000 of New Banzai Class A Shares, at the Company’s request any time during the commitment period commencing on the date following (x) repayment of Pre-Paid Advance and (y) effectiveness of a Resale Registration Statement filed with the SEC for the resale under the Securities Act, by Yorkville of the New Banzai Class A Shares issued under the SEPA (excluding the 300,000 New Banzai Class A Shares issued pursuant to the SEPA) and terminating on the 36-month anniversary of the SEPA.

In connection with the execution of the SEPA, the Company paid a structuring fee (in cash) to Yorkville in the amount of $35,000. Additionally, (a) Legacy Banzai issued to Yorkville immediately prior to the Closing such number of shares of Legacy Banzai Class A Common Stock, such that upon the Closing, Yorkville received 300,000 New Banzai Class A Shares (the “Yorkville Closing Shares”) as a holder of Legacy Banzai Class A Common Stock and (b) the Company agreed to pay a commitment fee of $500,000 to Yorkville at the earlier of (i) March 14, 2024 or (ii) the termination of the SEPA, which will be payable, at the option of the Company, in cash or New Banzai Class A Shares through an Advance.

Additionally, Yorkville has agreed to advance to the Company, in exchange for Promissory Notes, the Pre-Paid Advance, $2.0 million of which was funded at Closing in exchange for the issuance of the First Promissory Note and the Second Tranche will be funded upon the effectiveness of a Resale Registration Statement; provided that if at the time of the initial filing of such registration statement, shares issuable under the Exchange Cap multiplied by the closing price on the day prior to such filing is less than $7.0 million (i.e., 2x coverage of the Pre-Paid Advance), the Second Tranche will be further conditioned upon the Company obtaining stockholder approval to exceed the Exchange Cap. The First Promissory Note was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Promissory Notes for the Pre-Paid Advance will be due six months from the applicable date of issuance, and interest shall accrue on the outstanding balance of the Promissory Notes at an annual rate equal to 0%, subject to an increase to 18% upon an event of default as described in the Promissory Notes. The Promissory Notes shall be convertible by Yorkville into New Banzai Class A Shares at an aggregate purchase price based on a price per share equal to the lower of (a) $10.00 per share (the “Fixed Price”) or (b) 90% of the lowest daily VWAP of the New Banzai Class A Shares on Nasdaq during the ten trading days immediately prior to each conversion (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The “Floor Price” will be the lower of (i) $2.00 per share or (ii) 20% of the VWAP of the New Banzai Class A Shares immediately prior to effectiveness of the Resale Registration Statement, subject to a downward only reset equal to the average VWAP of the New Banzai Class A Shares for the three trading days prior to the 20 trading day anniversary of the Closing. Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the New Banzai Class A Shares is less than the Fixed Price.

At any time during the Commitment Period that there is a balance outstanding under a Promissory Note, Yorkville may deliver notice (an “Investor Notice”) to Banzai to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of Class A Common Stock to Yorkville pursuant to an Advance in an amount not to exceed the balance owed under all Promissory Notes outstanding on the date of delivery of such Investor Notice. The purchase price of the shares of Class A Common Stock in respect of such Advance shall be equal to the Conversion Price (as defined in the Promissory Notes) in effect on the date of delivery of the Investor Notice and shall be paid by offsetting the amount of the purchase price to be paid by Yorkville against an equal amount outstanding under a Promissory Note (first towards accrued and unpaid interest, if any, then towards principal).

An “Amortization Event” will occur under the terms of the Promissory Note if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, (ii) the Company has issued substantially all of the New Banzai Class A Shares available under the Exchange Cap, or (iii) the Company is in material breach of its obligations under the Registration Rights Agreement (as defined below) and such breach remains uncured for a period of five trading days or the occurrence of certain registration events specified in the Registration Rights Agreement, including (but not limited to) that the Resale Registration Statement is not declared effective on or prior to the 60th day following the initial filing thereof, the Resale Registration Statement ceases to remain continuously effective, inability of Yorkville to utilize the prospectus within the Resale Registration Statement for more than 30 consecutive calendar days or an aggregate of 40 calendar days during any 12-month period. Within seven trading days of an Amortization Event, the Company will be obligated to make monthly cash payments in an amount equal to the sum of (i) $1.0 million of principal of the Promissory Note (or the outstanding principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium of 10% in respect of such Amortization Principal Amount, plus (iii) accrued and unpaid interest thereunder. The obligation of the Company to make monthly prepayments shall cease (with respect to any payment that has not yet come due) if any time after an Amortization Event (a) the Company reduces the Floor Price to an amount no more than 75% of the closing price of the New Banzai Class A Shares on the trading day immediately prior to such reset notice (and no greater than the initial Floor Price), or (b) the daily VWAP is greater than the Floor Price for a period of ten consecutive trading days, unless a subsequent Amortization Event occurs.

With respect to the SEPA, and specifically the appropriate treatment of the structuring fee and issuance of the Yorkville Closing Shares, the evaluation regarding the appropriate accounting for this transaction has not yet finalized as of the date of this 8-K. As such, the pro forma adjustments reflected below may be subject to change. The significant determinations outstanding with respect to the accounting relate to the determination as to whether the structuring fee and Yorkville Closing Shares represent debt issuance costs and if so, how these should be accounted for.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:

•	the consummation of the Business Combination and reclassification of cash held in 7GC’s Trust Account to cash and cash equivalents, net of redemptions (see below);

•	the repayment of existing debt;

•	the accounting for certain offering costs and transaction costs incurred by both 7GC and Banzai;

•	the SEPA;

•	the Alco September 2023 Promissory Note, New Alco Note, the Alco November 2023 Promissory Note, the Alco Note Amendment and the Share Transfer Agreements;

•	the GEM Letter; and

•	the 7GC Promissory Notes

Prior to the Closing, 7GC’s public stockholders holding 3,207,428 shares of 7GC Class A Common Stock elected to redeem such shares.

The Company notes that the accounting for the transactions summarized above is subject to change based on the finalization of the evaluation of the associated accounting. Refer to the descriptions related to these transactions above, for further detail with respect to evaluations not yet completed.

The following summarizes the pro forma ownership of common stock of the Company following the Business Combination and related transactions:

	Number of Shares	Percentage of Outstanding Shares
Banzai Chief Executive Officer (1)	2,311,134	15.51%
Existing Banzai Securityholders (2)	6,421,985	43.09%
Public Stockholders (3)	518,711	3.48%
Sponsor Persons (4)	4,528,499	30.38%
Alco (5)	825,000	5.53%
Yorkville (6)	300,000	2.01%

Pro forma Common Stock (7)	14,905,329	100.00%

(1)	Consists of 2,311,134 New Banzai Class B Shares held by Mr. Davy.
(2)

Consists of all New Banzai Class A Shares issued to Legacy Banzai securityholders at the Closing pursuant to the Merger Agreement, including 3,692,878 Banzai shares initially issued upon conversion of the Subordinated Convertible Notes and SAFE Rights. Does not include New Banzai Class B Shares issued to the Banzai Chief Executive Officer, Mr. Davy, at the Closing pursuant to the Merger Agreement.

(3)

Reflects 122.210 public shares remaining after redemptions of 3,207,428 public shares in connection with the Closing, plus 396,501 New Banzai Class A Shares issued to certain parties at Closing in exchange for the 396,501 shares of 7GC Class B Common Stock surrendered and forfeited by Sponsor at the Closing pursuant to the Non-Redemption Agreements.

(4)

Consists of 4,428,499 New Banzai Class A Shares held currently by the Sponsor and 100,000 shares held by independent board members of the Sponsor. Excludes (i) 825,000 shares surrendered and forfeited by the Sponsor to 7GC for no consideration pursuant to the Share Transfer Agreements at Closing and (ii) 396,501 shares surrendered and forfeited by Sponsor to 7GC for no consideration pursuant to the Non-Redemption Agreements.

(5)

Reflects the issuance of an aggregate of 825,000 New Banzai Class A Shares to Alco at the Closing pursuant to the Share Transfer Agreements. Excludes shares received by Alco as an Existing Banzai Securityholder at the Closing pursuant to the Merger Agreement.

(6)	Reflects the issuance of 300,000 Yorkville Closing Shares at the Closing pursuant to the SEPA and the Merger Agreement.

(7)

This table only includes outstanding shares and does not include shares that may be issued in the future or shares underlying securities convertible into or exercisable for shares, including (i) the 11,500,000 7GC public warrants, (ii) shares issuable upon conversion of the CP BF Senior Convertible Notes remaining outstanding at Closing, (iii) any Cantor Fee Shares issued post-Closing, (iv), shares of New Banzai Common Stock that may be issued pursuant to Advances under the SEPA, and (v) shares of New Banzai Common Stock underlying the GEM Warrant issued on December 15, 2023 and any convertible debenture issued to GEM following the Closing.

In connection with the Closing, Banzai waived the Minimum Cash Condition and Net Transaction Proceeds clauses in the Merger Agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

	7GC (Historical)	Banzai (Historical)	Financing Transactions (Note 3)		Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$399,511	$396,761	$3,250,000	A	$35,559,672	D	$—
			250,000	B	(9,121,218)	G
			1,765,000	C	(34,524,065)	I
					(904,997)	J
					2,929,336	O
Accounts receivable	—	98,277	—		—		98,277
Less: Allowance for credit losses	—	(3,879)	—		—		(3,879)
Accounts receivable, net	—	94,398	—		—		94,398
Deferred contract acquisition costs, current	—	21,546	—		—		21,546
Prepaid expenses and other current assets	85,540	143,311	—		—		228,851

Total current assets	485,051	656,016	5,265,000		(6,061,272)		344,795
Marketable securities held in Trust Account	35,559,672	—	—		(35,559,672)	D	—
Property and equipment, net	—	6,207	—		—		6,207
Goodwill	—	2,171,526	—		—		2,171,526
Right-of-use assets	—	177,553	—		—		177,553
Deferred offering costs	—	2,291,343	—		(2,291,343)	G	—
Other assets	—	38,381	—		—		38,381

Total assets	$36,044,723	$5,341,026	$5,265,000		$(43,912,287)		$2,738,462

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,486,256	$2,396,347	$—		$(3,497,127)	G	$4,314,812
					2,929,336	O
Due to related party	67,118	—	—		—		67,118
Convertible promissory note, net of discount	—	—	1,800,000	C	—		1,800,000
Convertible promissory note - related party	2,300,000	—	250,000	B	—		2,550,000
Franchise tax payable	150,000	—	—		—		150,000
Excise tax payable	184,436	—	—		—		184,436
Income Tax Payable	217,608	—	—		—		217,608
Accrued expenses and other current liabilities	2,705,970	617,346	500,000	C	(2,652,199)	G	1,171,117
Simple agreement for future equity, current - related party	—	6,709,854	—		(6,709,854)	E	—

Simple agreement for future equity, current	—	644,146	—		(644,146)	E	—
Convertible notes - related party	—	6,465,097	—		(6,465,097)	E	—
Convertible notes	—	3,106,816	—		(3,106,816)	E	—
Convertible notes (CP BF)	—	2,586,097	—		—		2,586,097
Bifurcated embedded derivative liabilities - related party	—	3,024,219	—		(3,024,219)	E	—
Bifurcated embedded derivative liabilities	—	1,552,781	—		(1,552,781)	E	—
Notes payable	—	7,030,784	—		—		7,030,784
Notes payable - related party	—	1,154,997	3,250,000	A	(904,997)	J	3,500,000
Earnout liability	—	82,114	—		—		82,114
Deferred revenue	—	891,008	—		—		891,008
Lease liabilities, current	—	305,450	—		—		305,450

Total current liabilities	8,111,388	36,567,056	5,800,000		(25,627,900)		24,850,544
Deferred underwriting fees payable	8,050,000	—	—		(4,050,000)	N	4,000,000
Derivative warrant liabilities	1,696,500	—	—		(661,500)	M	1,035,000
Lease liabilities, long-term	—	2,352	—		—		2,352
Other long-term liabilities	—	75,000	—		—		75,000

Total liabilities	17,857,888	36,644,408	5,800,000		(30,339,400)		29,962,896

Temporary equity:
Common stock subject to possible redemption	35,476,939	—	—		(35,476,939)	F	—
Series A preferred stock, $0.0001 par value	—	6,318,491	—		(6,318,491)	L	—

Total temporary equity	35,476,939	6,318,491	—		(41,795,430)		—
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value	—	—	—		—		—
Common stock, $0.0001 par value	—	817	—		369	E	1,491
					(321)	I
					546	L
					79	K
Class A common stock, $0.0001 par value	—	—	—		333	F	—
					(333)	L
Class B common stock, $0.0001 par value	575	—	—		(575)	L
Additional paid-in capital	—	2,770,849	—		16,925,544	E	14,719,867
					35,476,606	F
					(3,770,220)	G
					(17,290,679)	H
					(34,523,744)	I
					6,318,853	L
					(79)	K
					661,500	M
					4,050,000	N

					4,101,238	P
Retained earnings (accumulated deficit)	(17,290,679)	(40,393,539)	(535,000)	C	(1,493,014)	G	(41,945,791)
					17,290,679	H
					4,577,000	E
					(4,101,238)	P

Total stockholders’ equity (deficit)	(17,290,104)	(37,621,873)	(535,000)		28,222,543		(27,224,434)

Total liabilities, temporary equity and stockholders’ equity (deficit)	$36,044,723	$5,341,026	$5,265,000		$(43,912,287)		$2,738,462

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	7GC (Historical)	Banzai (Historical)	Financings (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$3,478,794	$—	$—		$3,478,794
Cost of revenue	—	1,132,671	$—	—		1,132,671
Operating expenses:
General and administrative	2,243,422	8,937,265	—	—		11,180,687
Non-redemption agreement expense	372,710	—	—	—		372,710
Franchise tax expense	150,000	—	—	—		150,000
Depreciation and amortization	—	5,596	—	—		5,596
Impairment loss on lease	—	—	—	—		—

Loss from operations	(2,766,132)	(6,596,738)	—	—		(9,362,870)

Other (income) expense:
Other income, net	(6,315)	(70,569)	—	—		(76,884)
Interest income	—	(111)	—	—		(111)
Interest expense - related party	—	1,614,085	—	(1,614,085)	DD	—
Interest expense	—	1,879,394	—	(1,020,614)	DD	858,780
Other expenses	—	—	—	—		—
Change in fair value of derivative warrant liabilities	377,000	—	—	(147,000)	CC	230,000
Change in fair value of bifurcated embedded derivative liabilities - related party	—	(1,927,007)	—	1,927,007	DD	—
Change in fair value of bifurcated embedded derivative liabilities	—	(184,993)	—	184,993	DD	—
Change in fair value of simple agreement for future equity - related party	—	72,359	—	(72,359)	DD	—
Change in fair value of simple agreement for future equity	—	36,500	—	(36,500)	DD	—
Gain on marketable securities (net), dividends and interest, held in Trust Account	(1,386,098)	—	—	1,386,098	AA	—

Total other (income) expense	(1,015,413)	1,419,658	—	607,540		1,011,785

Loss before income taxes	(1,750,719)	(8,016,396)	—	(607,540)		(10,374,655)
Provision for income taxes	243,374	17,081	—	—		260,455

Net loss	$(1,994,093)	$(8,033,477)	$—	$(607,540)		$(10,635,110)

Net loss per share
Basic and diluted, common stock	$—	$(0.98)

Basic and diluted net income (loss) per share, Class A common stock subject to possible redemption	$(0.20)

Basic and diluted net income (loss) per share, Class B non-redeemable common stock	$(0.20)

Weighted average shares outstanding

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

Weighted average common shares outstanding, basic and diluted	—	8,164,050
Weighted average shares outstanding of Class A common stock subject to possible redemption, basic and diluted	4,455,999
Weighted average shares outstanding of Class B non-redeemable common stock	5,750,000
Weighted average shares outstanding - basic and diluted			14,905,329
Pro forma net loss per share - basic and diluted			$(0.71)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	7GC (Historical)	Banzai (Historical)	Financings (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$5,332,979	$—	$—		$5,332,979
Cost of revenue	—	1,956,964	—	—		1,956,964
Operating expenses:
General and administrative	3,018,332	9,275,251	—	6,116,401	BB	18,409,984
Franchise tax expense	226,156	—	—	—		226,156
Depreciation and amortization	—	9,588	—	—		9,588
Impairment loss on operating lease	—	303,327	—	—		303,327

(Loss) income from operations	(3,244,488)	(6,212,151)	—	(6,116,401)		(15,573,040)

Other (income) expense:
Other income, net	—	(150,692)	—	—		(150,692)
Interest expense - related party	—	728,949	—	(728,949)	DD	260,000
				260,000	EE
Interest expense	—	1,651,141	—	(528,899)	DD	1,322,242
				200,000	FF
Loss on extinguishment of debt	—	56,653	—	—		56,653
Loss on modification of simple agreement for future equity - related party	—	1,572,080	—	(1,572,080)	DD	—
Loss on modification of simple agreement for future equity	—	150,920	—	(150,920)	DD	—
Change in fair value of simple agreement for future equity - related party	—	4,001,825	—	(4,001,825)	DD	—
Change in fair value of simple agreement for future equity	—	384,175	—	(384,175)	DD	—
Change in fair value of bifurcated embedded derivative liabilities - related party	—	592,409	—	(3,616,628)	DD	(3,024,219)
Change in fair value of bifurcated embedded derivative liabilities	—	268,891	—	(1,821,672)	DD	(1,552,781)
Change in fair value of derivative warrant liabilities	(10,252,500)	—	—	4,042,500	CC	(6,210,000)
Gain on marketable securities (net), dividends and interest, held in Trust Account	(3,195,723)	—	—	3,195,723	AA	—

Total other (income) expense	(13,448,223)	9,256,351	—	(5,106,925)		(9,298,797)

Income (loss) before income taxes	10,203,735	(15,468,502)	—	(1,009,476)		(6,274,243)
Income tax expense (benefit)	765,554	—		—		765,554

Net income (loss)	$9,438,181	$(15,468,502)	$—	$(1,009,476)		$(7,039,797)

Net income per share
Basic and diluted, common stock	—	(1.90)

Basic and diluted net income per share, Class A common stock	$0.33

Basic and diluted net income per share, Class B common stock	$0.33

Weighted average shares outstanding
Weighted average common shares outstanding, basic and diluted	—	8,150,270
Weighted average shares outstanding of Class A common stock	22,901,791
Weighted average shares outstanding of Class B common stock	5,750,000
Weighted average shares outstanding - basic and diluted						14,905,329
Pro forma net loss per share - basic and diluted						$(0.47)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1.    Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, 7GC is treated as the “accounting acquiree” and Banzai as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Banzai issuing shares for the net assets of 7GC, followed by a recapitalization. The net assets of Banzai are stated at historical cost. Operations prior to the Business Combination are those of Banzai.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives effect to the Business Combination and related transactions as if they occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 give effect to the Business Combination and related transactions as if they occurred on January 1, 2022.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transactions are based on certain currently available information and certain assumptions and methodologies that Company management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments may differ from the pro forma adjustments, and it is possible that the difference may be material. Company management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of 7GC and Banzai.

Note 2.    Accounting Policies and Reclassifications

Management has performed a comprehensive review of the two entities’ accounting policies. Based on this review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Preferred Stock Conversion

Immediately prior to the First Effective Time, each share of Banzai Preferred Stock that was issued and outstanding was automatically converted into one share of Banzai Class A Common Stock in accordance with the Amended and Restated Certificate of Incorporation of Legacy Banzai, such that each converted share of Banzai Preferred Stock was no longer outstanding and ceased to exist, and each holder of shares of Banzai Preferred Stock thereafter ceased to have any rights with respect to such securities.

Accounting for Stock Option Conversion

Banzai accounts for stock-based compensation arrangements with employees, non-employee directors and non-employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock-based awards, including stock options, over the vesting period of the award. As of the Effective Time, each Banzai Option prior to the Business Combination that is then outstanding was converted into an option to purchase shares of Banzai Class A Common Stock upon substantially the same terms and conditions as in effect with respect to such option immediately prior to the Effective Time. As there is no change in the terms of the options, management does not expect to recognize any incremental fair value.

Note 3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. 7GC and Banzai have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Banzai’s ordinary shares outstanding assuming the Business Combination and related transactions occurred on January 1, 2022.

Alco Promissory Notes and Amendment

In October 2023, Banzai drew down the remaining $0.5 million on the September 2023 Promissory Note. In November 2023, Banzai issued the Alco November 2023 Promissory Note, for a principal balance of $0.75 million to Alco, a related party lender. The Alco November 2023 Promissory Note bears interest at 8% per year, payable on maturity, and matures on September 30, 2024. Pursuant to the Alco September 2023 Promissory Note and the Alco November 2023 Promissory Note, Alco, 7GC, and the Sponsor, simultaneously entered into the share transfer agreements, dated October 3, 2023 and November 16, 2023, whereby the parties agreed, concurrently with and contingent upon the Closing, that the Sponsor would forfeit 150,000 and 75,000 shares, respectively, of 7GC Class B Common Stock and 7GC would issues to Alco of 150,000 and 75,000 New Banzai Class A Shares. On December 13, 2023, Banzai, Alco, and CP BF Lending, LLC agreed to the Alco Note Amendment.

On December 13, 2023, in connection with the Business Combination, Banzai entered into an agreement with Alco to issue the New Alco Note to Alco in the aggregate principal amount of $2.0 million. The New Alco Note will bear interest at a rate of 8% per annum and will be due and payable on December 31, 2024. In connection with such New Alco Note, each of 7GC and the Sponsor also entered into the December Share Transfer Agreement, pursuant to which for each $10.00 in principal borrowed under the New Alco Note, the Sponsor agreed to forfeit three shares of 7GC Class B Common Stock held by the Sponsor in exchange for the right of Alco to receive three shares of Class A Common Stock, in each case, at (and contingent upon) the Closing, with such forfeited and issued shares capped at an amount equal to 600,000. Alco also agreed to a 180-day lock-up period with respect to such shares in the Share Transfer Agreements, subject to customary exceptions. The $2 million under the New Alco Note was funded on December 14, 2023. Immediately prior to, and substantially concurrently with, the Closing, (i) the Sponsor surrendered and forfeited to 7GC for no consideration an aggregate of 825,000 shares of 7GC Class B Common Stock and (ii) the Company issued to Alco 825,000 New Banzai Class A Shares pursuant to the Share Transfer Agreements.

Drawdown on 7GC Sponsor Promissory Note

On October 3, 2023, 7GC issued the 2023 Promissory Note to the Sponsor, which provides for borrowings from time to time of up to an aggregate of $500,000 for working capital purposes. The 2023 Promissory Note does not bear interest and was repayable in full upon the earlier of the consummation of a business combination or the date the Company liquidates the Trust Account established in connection with the Company’s IPO upon the failure of the Company to consummate a business combination within the requisite time period. On October 6, 2023, 7GC made a drawdown of $250,000 against the 2023 Promissory Note, which brought total borrowings under the 7GC Promissory Notes (as defined below) to $2,550,000 as 7GC had $2,300,000 outstanding at September 30, 2023.

On December 12, 2023, in connection with the Business Combination, the Sponsor came to a non-binding agreement with 7GC to amend the optional conversion provision of the 7GC Promissory Notes, to provide that 7GC has the right to elect to convert up to the full amount of the principal balance of the 7GC Promissory Notes, in whole or in part, 30 days after the Closing at a conversion price equal to the average daily VWAP of the Class A Common Stock for the 30 trading days following the Closing.

SEPA

On December 14, 2023, the Company entered into the SEPA with Banzai and Yorkville. Pursuant to such SEPA, subject to certain conditions, including the consummation of the Business Combination, the Company shall have the option, but not the obligation, to sell to Yorkville, and Yorkville shall subscribe for, an aggregate amount of up to up to $100,000,000 of New Banzai Class A Shares, at the Company’s request any time during the commitment period commencing on the date following (x) repayment of Pre-Paid Advance and (y) effectiveness of a Resale Registration Statement filed with the SEC for the resale under the Securities Act, by Yorkville of the New Banzai Class A Shares issued under the SEPA (excluding the 300,000 Yorkville Closing Shares) and terminating on the 36-month anniversary of the SEPA.

In connection with the execution of the SEPA, the Company paid a structuring fee (in cash) to Yorkville in the amount of $35,000. Additionally, (a) Legacy Banzai issued to Yorkville immediately prior to the Closing such number of shares of Legacy Banzai Class A Common Stock, such that upon the Closing, Yorkville received 300,000 Yorkville Closing Shares as a holder of Legacy Banzai Class A Common Stock and (b) the Company agreed to pay a commitment fee of $500,000 to Yorkville at the earlier of (i) March 14, 2024 or (ii) the termination of the SEPA, which will be payable, at the option of the Company, in cash or New Banzai Class A Shares through an Advance.

Additionally, Yorkville has agreed to advance to the Company, in exchange for Promissory Notes, the Pre-Paid Advance, $2.0 million of which was funded at Closing in exchange for the issuance of the First Promissory Note and the Second Tranche will be funded upon the effectiveness of a Resale Registration Statement; provided that if at the time of the initial filing of such registration statement, shares issuable under the Exchange Cap multiplied by the closing price on the day prior to such filing is less than $7.0 million (i.e., 2x coverage of the Pre-Paid Advance), the Second Tranche will be further conditioned upon the Company obtaining stockholder approval to exceed the Exchange Cap. The First Promissory Note was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Promissory Notes for the Pre-Paid Advance will be due six months from the applicable date of issuance, and interest shall accrue on the outstanding balance of the Promissory Notes at an annual rate equal to 0%, subject to an increase to 18% upon an event of default as described in the Promissory Notes. The Promissory Notes shall be convertible by Yorkville into New Banzai Class A Shares at an aggregate purchase price based on a price per share equal to the lower of (a) the Fixed Price or (b) the Variable Price, but which Variable Price shall not be lower than the Floor Price then in effect. Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the New Banzai Class A Shares is less than the Fixed Price.

At any time during the Commitment Period that there is a balance outstanding under a Promissory Note, Yorkville may deliver notice (an “Investor Notice”) to Banzai to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of Class A Common Stock to Yorkville pursuant to an Advance in an amount not to exceed the balance owed under all Promissory Notes outstanding on the date of delivery of such Investor Notice. The purchase price of the shares of Class A Common Stock in respect of such Advance shall be equal to the Conversion Price (as defined in the Promissory Notes) in effect on the date of delivery of the Investor Notice and shall be paid by offsetting the amount of the purchase price to be paid by Yorkville against an equal amount outstanding under a Promissory Note (first towards accrued and unpaid interest, if any, then towards principal).

An “Amortization Event” will occur under the terms of the Promissory Note if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, (ii) the Company has issued substantially all of the New Banzai Class A Shares available under the Exchange Cap, or (iii) the Company is in material breach of its obligations under the Registration Rights Agreement (as defined below) and such breach remains uncured for a period of five trading days or the occurrence of certain registration events specified in the Registration Rights Agreement, including (but not limited to) that the Resale Registration Statement is not declared effective on or prior to the 60th day following the initial filing thereof, the Resale Registration Statement ceases to remain continuously effective, inability of Yorkville to utilize the prospectus within the Resale Registration Statement for more than 30 consecutive calendar days or an aggregate of 40 calendar days during any 12-month period. Within seven trading days of an Amortization Event, the Company will be obligated to make monthly cash payments in an amount equal to the sum of (i) $1.0 million of principal of the Promissory Note (or the outstanding principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium of 10% in respect of such Amortization Principal Amount, plus (iii) accrued and unpaid interest thereunder. The obligation of the Company to make monthly prepayments shall cease (with respect to any payment that has not yet come due) if any time after an Amortization Event (a) the Company reduces the Floor Price to an amount no more than 75% of the closing price of the New Banzai Class A Shares on the trading day immediately prior to such reset notice (and no greater than the initial Floor Price), or (b) the daily VWAP is greater than the Floor Price for a period of ten consecutive trading days, unless a subsequent Amortization Event occurs.

GEM Waiver

On December 12, 2023, Legacy Banzai and GEM entered into a binding term sheet, and on December 14, 2023, the GEM Letter, agreeing to terminate in its entirety the GEM Agreement other than with respect to the Company’s obligation (as the post-combination company in the Business Combination) to issue the GEM Warrant granting the right to purchase New Banzai Class A Shares in an amount equal to 3% of the total number of equity interests outstanding as of the Closing, calculated on a fully diluted basis, at an exercise price on the terms and conditions set forth therein, in exchange for issuance of a $2.0 million convertible debenture with a five-year maturity and 0% coupon, with the documentation of such debenture to be agreed upon and finalized promptly following the Closing.

At Closing, the GEM Warrant automatically became an obligation of the Company, and on December 15, 2023, the Company issued the GEM Warrant in the amount of 828,533 shares at an exercise price of $6.49 per share. The exercise price will be adjusted to 105% of the then-current exercise price if on the one-year anniversary date of the Effective Time, the GEM Warrant has not been exercised in full and the average closing price per share of New Banzai Class A Shares for the 10 days preceding the anniversary date is less than 90% of the initial exercise price. GEM may exercise the GEM Warrant at any time and from time to time until December 14, 2026. The terms of the GEM Warrant provide that the exercise price of the GEM Warrant, and the number of New Banzai Class A Shares for which the GEM Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of New Banzai Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications. Additionally, the GEM Warrant contains weighted average anti-dilution provisions that provide that if the Company issues shares of common stock, or securities convertible into or exercisable or exchange for, shares of common stock at a price per share that is less than 90% of the exercise price then in effect or without consideration, then the exercise price of the GEM Warrant upon each such issuance will be adjusted to the price equal to 105% of the consideration per share paid for such common stock or other securities.

GEM shall have the right to convert, and the Security shall automatically convert at the maturity date, into Class A Common Stock at a price equal to the lesser of $10.00 per share or 100% of the average three lowest closing bid trading prices in the 40 days immediately preceding such conversion. Banzai shall have the right to redeem the GEM Warrant at any time upon 30 business day’s prior notice at a price of 145% of the then-outstanding aggregate principal amount of the Security. Additionally, Banzai agreed to prepare and file with the SEC a Resale Registration Statement for the resale of the New Banzai Class A Shares underlying the GEM Warrant within 60 days following the Closing. The Company agreed that if such registration statement is not declared effective within 60 days of the Closing, it will pay GEM $2.0 million within one business day thereafter.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

Adjustments related to the Financing Transactions

A.

Reflects (i) cash proceeds received in October 2023 for the draw down of the remaining $0.5 million on the Alco September 2023 Promissory Note, the proceeds received in November 2023 for a draw down of $0.75 million on the Alco November 2023 Promissory Note, and the proceeds received on the New Alco Note entered into on December 12, 2023 of $2.0 million, totaling $3.25 million, and (ii) recording of the aggregate principal balance of $3.25 million for the above Alco Notes.

The final accounting for the New Alco Note is still under evaluation and may be subject to change.

B.	Reflects the cash proceeds received by 7GC of $0.25 million in December 2023 for the December 2023 drawdown on the 2023 Promissory Note.

C.

Pursuant to the SEPA, the adjustment reflects (i) approximately $1.8 million proceeds received under the Yorkville Pre-Paid Advance at Closing, net of the structuring fee paid of $0.04 million, and net of the 10% original issue discount on the Promissory Note, and (ii) the agreement by the Company to pay a commitment fee of $500,000 to Yorkville at the earlier of March 14, 2024 or the termination of the SEPA, which will be payable, at the option of the Company, in cash or New Banzai Class A Shares through an Advance.

The final accounting for the SEPA is still under evaluation and may be subject to change.

Transaction Accounting Adjustments

D.

Reflects the reclassification of $35.6 million held in the Trust Account, inclusive of interest earned on the Trust Account, to cash and cash equivalents that becomes available at closing of the Business Combination.

E.

Reflects the (a) conversion of $9.6 million in Subordinated Convertible Notes, and $7.4 million in SAFE Rights measured at fair value at September 30, 2023 into 3,692,878 shares of Banzai Class A Shares at a conversion price of $3.97 and (b) reflects the reversal of $4.6 million of bifurcated embedded derivative liability associated with the Subordinated Convertible Notes and SAFE Rights and a gain of $4.6 million recorded to accumulated deficit.

F.	Reflects the reclassification to permanent equity of approximately $35.5 million of 7GC Common Stock subject to possible redemption.

G.

Represents total transaction costs of $9.1 million in relation to the Business Combination, including $6.1 million of legal, accounting, and other services related to the Business Combination incurred by 7GC of which $4.6 million were expensed and recognized to 7GC’s accumulated deficit as of September 30, 2023 and this adjustment reflects the remaining $1.5 recorded to 7GC’s accumulated deficit. Additionally, $2.0 million and $2.6 million were included in Accounts Payable and Accrued Expenses as of September 30, 2023, respectively. Banzai incurred approximately $3 million in transaction costs, inclusive of legal costs, and printing, legal, insurance, and accounting services which are recognized in additional paid-in capital due to the treatment of the accounting as a reverse recapitalization. There was $2.3 million, $1.5 million, and $0.02 million related to the mergers contemplated by the Merger Agreement in Deferred Offering Costs, Accounts Payable, and Accrued Expenses as of September 30, 2023, respectively.

H.	Reflects the reclassification of 7GC’s historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

I.

Reflects the redemption of 3,207,428 7GC Public Shares for aggregate redemption payments of $34.5 million allocated to New Banzai common stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $10.76 per share.

J.

Reflects repayment at Closing of $0.9 million for certain outstanding existing Alco Notes, as on December 12, 2023, Banzai, Alco and CP BF Lending LLC, agreed to amend the September 2023 Existing Alco Note of $1.5 million to extend the maturity date to September 30, 2024, and the New Alco Note of $2 million above is payable on December 31, 2024.

The final accounting for the New Alco Note is still under evaluation and may be subject to change.

K.	Reflects conversion of Banzai Options into 791,843 New Banzai Options.

L.

Represents recapitalization of Banzai’s outstanding equity as a result of the reverse recapitalization and the issuance of Banzai Common Stock to Banzai equity as consideration for the reverse recapitalization.

M.

Reflects the forfeiture of 100% of the value of the 7,350,000 outstanding warrants to purchase one share of 7GC Class A Common Stock at an exercise price of $11.50 that were issued to the Sponsor in a private placement (“Private Placement Warrants”) pursuant to the Sponsor Forfeiture Agreement on August 4, 2023.

N.

Reflects that certain fee reduction agreement (the “Fee Reduction Agreement”, dated November 8, 2023, by and between 7GC and Cantor Fitzgerald, capital markets advisor to 7GC (“Cantor”), pursuant to which Cantor agreed to forfeit $4,050,000 of the aggregate of $8,050,000 of deferred underwriting fees payable (the “Original Deferred Fee”), resulting in a remainder of $4,000,000 of deferred underwriting fees payable (the “Reduced Deferred Fee”) by 7GC to Cantor upon Closing of the Business Combination (the “Fee Reduction”). Pursuant to the Fee Reduction Agreement, the Reduced Deferred Fee will be payable by the issuance of the Cantor Fee Shares to Cantor following the Closing upon (or immediately prior to) the filing of a Resale Registration Statement on Form S-1 by the Company covering the Reduced Deferred Fee payable in the form of a number of New Banzai Class A Shares equal to the greater of (a) 400,000 or (b) the quotient obtained by dividing (x) the Reduced Deferred Fee by (y) the dollar volume-weighted average price for the New Banzai Class A Shares on Nasdaq, over the five trading days immediately preceding the date of the initial filing of a resale registration statement on Form S-1, as reported by Bloomberg through its “AQR” function (as adjusted for any stock dividend, split, combination, recapitalization or other similar transaction, the “Cantor Fee Shares”), in accordance with the Fee Reduction Agreement.

O.

To reflect the reclassification of the negative cash balance of $2.9 million to Accounts Payable. New Banzai expects to negotiate with vendors to defer or pay these liabilities shortly after the Closing with funds to be raised from draws under the SEPA.

P.

To reflect the issuance of the 828,533 shares issuable upon exercise of the GEM Warrant issued on December 15, 2023 at a fair value of $4.95 per share underlying the GEM Warrant. Based on an analysis of the terms of the GEM Warrant, these were determined to be equity classified. As such, the fair value of the GEM Warrant has been recorded to additional paid-in capital and accumulated deficit.

The final accounting for the issuance of the GEM Warrant is still under evaluation and may be subject to change.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 are as follows:

AA.	Reflects elimination of investment income on the Trust Account.

BB.

Reflects the estimated transaction costs of 7GC of $6.1 million as if incurred on January 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

CC.

Reflects the elimination of the change in fair value of the derivative warrant liability associated with 7GC’s Private Placement Warrants, upon the forfeiture of 100% of the 7,350,000 outstanding Private Placement Warrants pursuant to the Sponsor Forfeiture Agreement on August 4, 2023.

DD.

Reflects (a) the elimination of interest expense, interest expense - related party, loss on modification of SAFE - related party, loss on modification of SAFE, and changes in fair value of Banzai’s Convertible Notes, SAFEs and bifurcated embedded derivative liabilities and bifurcated embedded derivative liabilities - related party and (b) the elimination of the bifurcated embedded derivative liabilities and bifurcated embedded derivative liabilities - related party, results in a pro forma combined gain upon the extinguishment of the bifurcated embedded derivative liabilities and bifurcated embedded derivative liabilities - related party, totaling $4.6 million.

EE.

Reflects interest expense of $0.3 million on the Alco Notes, pursuant to the terms of the interest bearing notes, to recognize the effect on interest expense as if the transaction occurred on January 1, 2022.

FF.	Reflects the effect on interest expense to recognize the discount on the Yorkville Promissory Note described above, as if the transaction had occurred on January 1, 2022

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2022. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared to present the effect of the actual redemptions of 7GC Class A Common Stock by 7GC Public Stockholders at the Closing of the Business Combination for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Pro forma net loss	$(10,635,110)	$(7,039,797)
Weighted average shares outstanding - basic and diluted	14,905,329	14,905,329
Pro forma net loss per share - basic and diluted	$(0.71)	$(0.47)
Excluded securities:
Public Warrants	11,500,000	11,500,000
Banzai Options	1,110,209	603,578
GEM Warrant	828,533	828,533

Note 5. Potential Impact of Planned Transactions

Although such shares will not be issued or outstanding at or immediately following the Closing, 7GC and Banzai anticipate the issuance of additional shares of New Banzai Common Stock and convertible promissory notes to purchase shares of New Banzai Common Stock following the Closing pursuant to the SEPA, the issuance to GEM of a $2.0 million convertible debenture with a five-year maturity and 0% coupon, with the documentation of such debenture to be agreed upon and finalized promptly following the Closing, and the issuance of additional shares of New Banzai Common Stock following the Closing pursuant to the Fee Reduction Agreement, as described below.

SEPA

The Company, as the combined company post Business Combination, subject to certain conditions under the SEPA, including the consummation of the Business Combination, shall have the option, but not the obligation, to sell to Yorkville, and Yorkville shall subscribe for, an aggregate amount of up to up to $100,000,000 of New Banzai Class A Shares, at the Company’s request any time during the commitment period commencing on the date following (x) repayment of Pre-Paid Advance and (y) effectiveness of a Resale Registration Statement filed with the SEC for the resale under the Securities Act, by Yorkville of the New Banzai Class A Shares issued under the SEPA (excluding the 300,000 New Banzai Class A Shares issued pursuant to the SEPA) and terminating on the 36-month anniversary of the SEPA.

Each advance (each, an “Advance”) the Company requests under the SEPA (notice of such request, an “Advance Notice”) may be for a number of New Banzai Class A Shares up to the greater of (i) 500,000 shares or (ii) such amount as is equal to 100% of the average daily volume traded of the New Banzai Class A Shares during the five trading days immediately prior to the date the Company requests each Advance; provided, in no event shall the number of New Banzai Class A Shares issued cause the aggregate New Banzai Class A Shares held by Yorkville and its affiliates as of any such date to exceed 9.99% of the total number of New Banzai Class A Shares outstanding as of the date of the Advance Notice (less any such shares held by Yorkville and its affiliates as of such date). The shares would be purchased, at the Company’s election, at a purchase price equal to either:

(i) 95% of the average daily volume weighted average price of the New Banzai Class A Shares on Nasdaq as reported by Bloomberg L.P. (“VWAP”) for the pricing period commencing (i) if submitted to Yorkville prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day or (ii) if submitted to Yorkville after 9:00 a.m. Eastern Time on a trading day, upon receipt by the Company of written confirmation (which may be by e-mail) of acceptance of such Advance Notice by Yorkville (or the open of regular trading hours, if later), and which confirmation shall specify such commencement time, and, in either case, ending on 4:00 p.m. New York City time on the applicable Advance Notice date (the “Option 1 Pricing Period”); or

(ii) 96% of the lowest daily VWAP of the Class A Common Stock during the three trading days commencing on the Advance Notice date (the “Option 2 Pricing Period”).

In connection with an Advance Notice where the Company selects an Option 1 Pricing Period, if the total number of New Banzai Class A Shares traded on Nasdaq during the applicable Option 1 Pricing Period is less than the Volume Threshold (defined as the amount of the Advance shares divided by 30%), then the number of shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (a) 30% of the trading volume during such Option 1 Pricing Period as reported by Bloomberg L.P., or (b) the number of shares sold by Yorkville during such Option 1 Pricing Period, but in each case not to exceed the amount requested in the Advance Notice.

In addition, in connection with the execution of the SEPA, the Company paid a structuring fee (in cash) to Yorkville in the amount of $35,000. Additionally, (a) Legacy Banzai issued to Yorkville immediately prior to the Closing such number of shares of Legacy Banzai Class A Common Stock, such that upon the Closing, Yorkville received 300,000 Yorkville Closing Shares as a holder of Legacy Banzai Class A Common Stock and (b) the Company agreed to pay a commitment fee of $500,000 to Yorkville at the earlier of (i) March 14, 2024 or (ii) the termination of the SEPA, which will be payable, at the option of the Company, in cash or New Banzai Class A Shares through an Advance.

GEM Waiver

On December 12, 2023, Legacy Banzai and GEM entered into a binding term sheet, and on December 14, 2023, the GEM Letter, agreeing to terminate in its entirety the GEM Agreement other than with respect to the Company’s obligation (as the post-combination company in the Business Combination) to issue the GEM Warrant granting the right to purchase New Banzai Class A Shares in an amount equal to 3% of the total number of equity interests outstanding as of the Closing, calculated on a fully diluted basis, at an exercise price on the terms and conditions set forth therein, in exchange for issuance of a $2.0 million convertible debenture with a five-year maturity and 0% coupon, with the documentation of such debenture to be agreed upon and finalized promptly following the Closing.

At Closing, the GEM Warrant automatically became an obligation of the Company, and on December 15, 2023, the Company issued the GEM Warrant in the amount of 828,533 shares at an exercise price of $6.49 per share. The exercise price will be adjusted to 105% of the then-current exercise price if on the one-year anniversary date of the Effective Time, the GEM Warrant has not been exercised in full and the average closing price per share of New Banzai Class A Shares for the 10 days preceding the anniversary date is less than 90% of the initial exercise price. GEM may exercise the GEM Warrant at any time and from time to time until December 14, 2026. The terms of the GEM Warrant provide that the exercise price of the GEM Warrant, and the number of New Banzai Class A Shares for which the GEM Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of New Banzai Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications. Additionally, the GEM Warrant contains weighted average anti-dilution provisions that provide that if the Company issues shares of common stock, or securities convertible into or exercisable or exchange for, shares of common stock at a price per share that is less than 90% of the exercise price then in effect or without consideration, then the exercise price of the GEM Warrant upon each such issuance will be adjusted to the price equal to 105% of the consideration per share paid for such common stock or other securities.

GEM shall have the right to convert, and the Security shall automatically convert at the maturity date, into Class A Common Stock at a price equal to the lesser of $10.00 per share or 100% of the average three lowest closing bid trading prices in the 40 days immediately preceding such conversion. Banzai shall have the right to redeem the GEM Warrant at any time upon 30 business day’s prior notice at a price of 145% of the then-outstanding aggregate principal amount of the Security. Additionally, Banzai agreed to prepare and file with the SEC a Resale Registration Statement for the resale of the New Banzai Class A Shares underlying the GEM Warrant within 60 days following the Closing. The Company agreed that if such registration statement is not declared effective within 60 days of the Closing, it will pay GEM $2.0 million within one business day thereafter.

Cantor Fee Reduction Agreement

On November 8, 2023, Cantor and 7GC entered into the Fee Reduction Agreement, pursuant to which Cantor has agreed to forfeit $4,050,000 of the aggregate of the aggregate of $8,050,000 of deferred underwriting fees payable (“Original Deferred Fee”), with the remaining $4,000,000 Reduced Deferred Fee payable by 7GC to Cantor following the Closing of the Business Combination. Pursuant to the Fee Reduction Agreement, the Reduced Deferred Fee will be payable in the form of the Cantor Fee Shares, which will be calculated as a number of New Banzai Class A Shares equal to the greater of (a) 400,000 or (b) the quotient obtained by dividing (x) the Reduced Deferred Fee by (y) the dollar volume-weighted average price for the New Banzai Class A Shares on Nasdaq, over the five trading days immediately preceding the date of the initial filing of a resale registration statement on Form S-1, as reported by Bloomberg through its “AQR” function (as adjusted for any stock dividend, split, combination, recapitalization or other similar transaction). The Cantor Fee Shares will be payable following the Closing upon (or immediately prior to) initial filing of a resale registration statement on Form S-1 by New Banzai covering the Cantor Fee Shares (which New Banzai will be required to file as soon as practicable but no later than thirty (30) days following the Closing), in accordance with the terms of the Fee Reduction Agreement. See sections titled “Stockholder Proposal No. 1 - The Business Combination Proposal - Background of the Business Combination” and “7GC Management’s Discussion and Analysis of Financial Condition and Results of Operations-Contractual Obligations” of the Proxy Statement/Prospectus.

The following summarizes the pro forma ownership of common stock of Banzai following the Business Combination, including the anticipated issuance of the Cantor Fee Shares following the Closing:

	Number of Shares	Percentage of Outstanding Shares
Banzai Chief Executive Officer (1)	2,311,134	15.10%
Existing Banzai Securityholders (2)	6,421,985	41.96%
Public Stockholders (3)	518,711	3.39%
Sponsor Persons (4)	4,528,499	29.59%
Alco (5)	825,000	5.39%
Yorkville (6)	300,000	1.96%
Cantor Stockholders (7)	400,000	2.61%

Pro forma Common Stock (8)	15,305,329	100.00%

(1)	Consists of 2,311,134 New Banzai Class B Shares held by Mr. Davy.
(2)

Consists of all New Banzai Class A Shares issued to Legacy Banzai securityholders at the Closing pursuant to the Merger Agreement, including 3,692,878 Banzai shares initially issued upon conversion of the Subordinated Convertible Notes and SAFE Rights. Does not include New Banzai Class B Shares issued to the Banzai Chief Executive Officer, Mr. Davy, at the Closing pursuant to the Merger Agreement.

(3)

Reflects 122,210 public shares remaining after redemptions of 3,207,428 public shares in connection with the Closing, plus 396,501 New Banzai Class A Shares issued to certain parties at Closing in exchange for the 396,501 shares of 7GC Class B Common Stock surrendered and forfeited by Sponsor at the Closing pursuant to the Non-Redemption Agreements.

(4)

Consists of 4,428,499 New Banzai Class A Shares held currently by the Sponsor and 100,000 shares held by independent board members of the Sponsor. Excludes (i) 825,000 shares surrendered and forfeited by the Sponsor to 7GC for no consideration pursuant to the Share Transfer Agreements at Closing and (ii) 396,501 shares surrendered and forfeited by Sponsor to 7GC for no consideration pursuant to the Non-Redemption Agreements.

(5)

Reflects the issuance of an aggregate of 825,000 New Banzai Class A Shares to Alco at the Closing pursuant to the Share Transfer Agreements. Excludes shares received by Alco as an Existing Banzai Securityholder at the Closing pursuant to the Merger Agreement.

(6)	Reflects the issuance of 300,000 Yorkville Closing Shares at the Closing pursuant to the SEPA and the Merger Agreement.
(7)

Presented here as the minimum number of Cantor Fee Shares that could be issued (400,000) following Closing; however this could be a greater number of shares as, under the Fee Reduction Agreement, the number of Cantor Fee Shares payable will be calculated as the number of New Banzai Class A Shares equal to the greater of (a) 400,000 or (b) the quotient obtained by dividing (x) the Reduced Deferred Fee by (y) the dollar volume-weighted average price for the New Banzai Class A Shares on Nasdaq, over the five trading days immediately preceding the date of the initial filing of a resale registration statement on Form S-1, as reported by Bloomberg through its “AQR” function (as adjusted for any stock dividend, split, combination, recapitalization or other similar transaction).

(8)

This table only includes outstanding shares and does not include shares that may be issued in the future or shares underlying securities convertible into or exercisable for shares, including (i) the 11,500,000 7GC public warrants, (ii) shares issuable upon conversion of the CP BF Senior Convertible Notes remaining outstanding at Closing, (iii) any Cantor Fee Shares issued post-Closing, (iv) shares of New Banzai Common Stock underlying the GEM Warrant issued on December 15, 2023 and any convertible debenture issued to GEM following the Closing.

The below pro forma net loss per share is calculated using the historical weighted average shares outstanding, the issuance of additional shares in connection with the Business Combination and the related transactions, and the anticipated issuance of the Cantor Fee Shares subsequent to the Closing (as described above), assuming the shares were outstanding since January 1, 2022. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions, the Cantor Fee Shares have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared to present the effect of the actual redemptions of 7GC Class A Common Stock by 7GC Public Stockholders at the Closing of the Business Combination for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Pro forma net loss	$(10,635,110)	$(7,039,797)
Weighted average shares outstanding - basic and diluted	15,305,329	15,305,329
Pro forma net loss per share - basic and diluted	$(0.69)	$(0.46)
Excluded securities:
Public Warrants	11,500,000	11,500,000
Banzai Options	1,110,209	603,578
GEM Warrant	828,533	828,533